Exhibit 10.4

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of February 12, 2024, by and among the undersigned (the “Holder”), 99 Acquisition Group Inc., a Delaware corporation (“Parent”), and Nava Health MD, Inc., a Maryland corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. Parent, the Company, NNAG Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Bernaldo Dancel, in the capacity as the representative of the Company stockholders, entered into a Merger Agreement, dated as of February 12, 2024 (the “Merger Agreement”).

B. The Merger Agreement provides, among other things, that Merger Sub will be merged with and into the Company (the “Merger”) with the Company becoming a wholly owned subsidiary of Parent and that each outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) will be converted into the right to receive that number of shares of the common stock, par value $0.0001 per share, of Parent (the “Parent Common Stock”) equal to the Closing Per Share Merger Consideration and, if applicable, the Additional Per Share Merger Consideration, subject to the provisions of the Merger Agreement.

C. The Holder is the record and/or beneficial owner of certain shares of Company Common Stock or securities that are convertible into, exercisable for, or exchangeable for shares of Company Common Stock.

D. As a condition of, and as a material inducement for Parent to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), (ii) enter into a transaction that would have the same effect as the transactions described in clause (i), (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, (iv) publicly disclose the intention to make any offer, sale, pledge or disposition of any Lock-Up Shares or to enter into any transaction, swap, hedge or other arrangement with respect to any Lock-Up Shares, or (v) engage in any Short Sales (as defined below) with respect to any security of Parent (these actions, collectively, “Transfer”).

(b) In furtherance of the foregoing, Parent will (i) place an irrevocable stop order on all Lock-up Shares, including those that may be covered by a registration statement, and (ii) notify Parent’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Parent’s transfer agent to not process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement. Promptly following the expiration of the Lock-Up Period (but in no event later than one Business Day following such expiration), Parent shall remove and reverse all such stop orders and transfer agent instructions.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

Annex G-1

(d) For purpose of this Agreement, the “Lock-up Period” means the period commencing at the Effective Time and ending on the date that is six months after the date on which the Effective Time occurs.

The restrictions set forth herein shall not apply to:

(1) Transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended);

(2) Transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family or to a charitable organization;

(3) by virtue of the laws of descent and distribution upon death of the Holder;

(4) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(5) Transfers to a partnership, limited liability company or other entity of which the Holder and/or the Holder’s immediate family are the legal and beneficial owners of all of the outstanding equity securities or similar interests;

(6) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; and

(7) the entry, by the Holder, at any time after the effective time of the Merger, of any trading plan providing for the sale of Parent Common Stock by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Parent Common Stock during the Lock-up Period and no public announcement or filing is voluntarily made or is required to be made regarding such plan during the Lock-up Period; in the case of clauses (1) through (6) where such transferee agrees in writing to be bound by the terms of this Agreement.

In addition, if there is a Change in Control after the Closing Date, then upon the consummation of such Change of Control all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of Parent or Parent’s Subsidiaries to a third-party purchaser; (b) a sale resulting in a majority or more of the voting power of Parent being held by Persons or a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that did not own a majority of the voting power of Parent prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of Parent with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, subject to the Enforceability Exceptions, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), (i) any Company Common Stock or any Company Securities exercisable for, exchangeable for, or convertible into Company Common Stock, or any economic interest in or derivative of such securities, or (ii) any Parent Common Stock or any securities of Parent exercisable for, exchangeable for, or convertible into Parent Common Stock, or any economic interest in or derivative of such securities, other than those securities specified on the signature page hereto. For purposes of this Agreement, the shares of Parent Common Stock into which any shares of Company Common Stock beneficially owned by the Holder immediately prior to the Effective Time will be converted into at or following the Effective Time pursuant to the Merger are collectively referred to as the “Lock-up Shares.”

Annex G-2

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Termination of the Merger Agreement. This Agreement shall become effective only upon the Closing, provided that each party has delivered an executed signature page to the other parties. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligation hereunder.

6. Notices. Any notices required or permitted to be sent hereunder shall be given in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, (i) if delivered by 5:00 PM Eastern Time on a Business Day, on the date of delivery, and (ii) otherwise on the first Business Day after such delivery; (b) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (c) three Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)     If to Parent, to:

99 Acquisition Group Inc.
14 Noblewood Ct.
Gaithersburg, MD
Attn: Hiren Patel, Chief Executive Officer
Email: hpatel@intelvative.com

with a copy to (which shall not constitute notice):

Loeb & Loeb
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: Mitchell S. Nussbaum and Jessica Isokawa
E-mail: mnussbaum@loeb.com and jisokawa@loeb.com

(b)    If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy (which shall not constitute notice) to:

Gordon Feinblatt LLC
1001 Fleet Street, Suite 700
Baltimore, MD 21202
Attn: Andrew Bulgin
E-mail: abulgin@gfrlaw.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

7. Captions and Headings. The captions and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts; Electronic Signatures. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Parent and its successors and assigns.

Annex G-3

10. Severability. A determination by a court or other legal authority that any provision of this Agreement is invalid, illegal or unenforceable shall not affect the validity or enforceability of any other term or provision hereof. The parties shall cooperate in good faith to modify (or cause such court or other legal authority to modify) this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

Annex G-4

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

99 ACQUISITION GROUP INC.
By:	/s/ Hiren Patel
Name: Hiren Patel
Title: Chief Executive Officer
NAVA HEALTH MD, INC.
By:	/s/ Bernaldo Dancel
Name: Bernaldo Dancel
Title: Chief Executive Officer

[Signature Page to Lock-up Agreement]

Annex G-5

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF HOLDER: Ascend One Corporation
By:	/s/ Bernaldo Dancel
Name: /s/ Bernaldo Dancel
Title: President
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:
COMPANY COMMON STOCK: 9,448,683

NAME OF HOLDER:
By:	/s/ Bernaldo Dancel
Name: Bernaldo Dancel
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:
COMPANY COMMON STOCK: 220,723

NAME OF HOLDER:
By:	/s/ Zachary Dancel
Name: Zachary Dancel
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:
COMPANY COMMON STOCK: 441,455

NAME OF HOLDER:
By:	/s/ Keith O’Donnell
Name: Keith O’Donnell
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:
COMPANY COMMON STOCK: 0

NAME OF HOLDER:
By:	/s/ Hyun-Soo Park
Name: Hyun-Soo Park
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:
COMPANY COMMON STOCK: 0

NAME OF HOLDER:
By:	/s/ Jodi Usher
Name: Jodi Usher
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:
COMPANY COMMON STOCK: 55,176

NAME OF HOLDER:
By:	/s/ Suzanne Coblentz
Name: Suzanne Coblentz
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:
COMPANY COMMON STOCK: 0

NAME OF HOLDER:
By:	/s/ Carl Douglas Lord
Name: Carl Douglas Lord
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:
COMPANY COMMON STOCK: 380,000

[Signature Page to Lock-up Agreement]

Annex G-6